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                                                                   EXHIBIT 10.13







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                           BUCKEYE MANAGEMENT COMPANY


                            UNIT OPTION LOAN PROGRAM



                            Adopted on April 24, 1991
                  (Amended and Restated as of February 1, 2002)

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                           BUCKEYE MANAGEMENT COMPANY
                            UNIT OPTION LOAN PROGRAM


1. Purpose.

       The purpose of the Unit Option Loan Program (the "Loan Program") is to assist in the exercise of options ("Options") granted under the Buckeye Partners, L.P. (the "Partnership") Unit Option and Distribution Equivalent Plan (the "Plan"). Consistent with this purpose, the Loan Program authorizes Buckeye Management Company, the Partnership's general partner (the "General Partner"), to make loans to Optionees on the terms and conditions hereinafter set forth. Unless otherwise defined herein, terms defined in the Plan shall have the same meaning herein as in the Plan.

2. Administration.

       The Loan Program shall be administered by the Compensation Committee or a successor committee or subcommittee (the "Committee") of the Board of Directors (the "Board") of the General Partner. Subject to the express provisions of the Loan Program, the Committee shall have exclusive power to determine those individuals who shall be eligible to participate in the Loan Program and the terms and conditions to which loans under the Loan Program (the "Loans") may be subject. Subject again to the express provisions of the Loan Program, the Committee shall have full and final authority to interpret the Loan Program and establish, adopt or revise such rules and regulations and to make all determinations relating to the Loan Program as it may, from time to time, deem necessary or advisable for the administration of the Loan Program. The Committee's interpretation of the Loan Program and all of its actions and decisions with respect to the Loan Program shall be final, binding and conclusive on all parties.

3. Options For Which Loan Program is Available.

       The Loan Program may be available in connection with the exercise by designated Eligible Participants (as defined in Section 4 hereof) of certain Options granted under the Plan.

4. Eligible Participants.

       "Eligible Participants" shall be designated employees of the Partnership, the General Partner and Subsidiaries who are Participants in the Plan, as such Eligible Participants may be determined from time to time by the Committee. The term "Employee" shall mean any person (including any officer) employed by the Partnership, the General Partner or Subsidiaries on a full-time salaried basis. The term "Participant" shall mean an Eligible Participant who obtains a Loan pursuant to this Loan Program.

5. Terms and Conditions of Loans.

       Each Loan shall be evidenced by a written secured promissory note (a "Note") from the Participant payable to the order of the General Partner in such form as shall comply with the applicable terms and conditions of the Loan Program. In addition, any Note may include or contain other terms and conditions that are not consistent with the provisions of the Loan Program.

       (a) Timing and Amount of Loan. Except as otherwise provided in the last sentence of this subsection (a), an Eligible Participant may obtain a Loan only at the time of, and in connection with, the exercise of an Option for which the Loan Program is available, as described in Section 3 hereof. An Eligible Participant may borrow up to 95% of the purchase price of the Units (net of any Distribution Equivalents to which the Eligible Participant may be entitled in respect of such Option) with respect to which the Option is being exercised and up to 100% of the applicable federal, state or local taxes for which the

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Partnership, the General Partner, or any Subsidiary has a withholding obligation in connection with such exercise, and the proceeds of the Loan may be used only for such purposes. An Eligible Participant may obtain a Loan at a time subsequent to the time of exercise of an Option for the purpose of satisfying any applicable taxes for which there is a withholding obligation which arises at such subsequent time rather than at the time of exercise.

       (b) Interest Rate and Payments. Each Note shall accrue and bear interest compounded on each June 30 and December 31 at the 5-year Treasury Bond rate plus 200 basis points, compounded semiannually. Interest shall be payable at the same time as the principal of the Note shall be payable.

       (c) Term of Loan. Each Loan shall become due and payable upon the first to occur of any of the following events:

              (i) Upon the completion of the period specified for repayment by the Participant as of the date of the Loan, which date, as determined by the Participant, may be as of a date specified from six (6) months to sixty (60) months from the date of the Loan;

              (ii) failure of the Participant to maintain a margin of collateral pledged with the General Partner, consisting of the Units, the purchase of which is being financed by the Loan to the Participant (or other collateral acceptable to the chief financial officer of the General Partner), sufficient to cause the Loan (including the accrued and unpaid interest thereon to the end of the most recent calendar quarter of a year) not to exceed 95% of the value of the pledged collateral, or such other ratio of the Loan and the interest thereon to the value of the collateral as may be required by any law, rule or regulation of the United States, any state, or any federal or state board, commission, agency or service;

              (iii) the voluntary bankruptcy or insolvency of the Partnership (or admission thereof by the Participant), or the seeking of relief by the Partnership under a statute for the relief of debtors, or the failure of the Participant promptly to cause the discharge of a creditor action brought against the Participant under the Bankruptcy Code or other bankruptcy or insolvency law;

              (iv) thirty (30) days after the termination of the employment of the Participant as an employee of the Partnership, the General Partner or any Subsidiary, unless the Committee authorizes the extension of such thirty (30) day period; provided, however, that (a) transfer of employment of an employee between or among the Partnership, the General Partner and a Subsidiary or between or among Affiliates of the Partnership shall not constitute a termination of employment, (b) the Committee may determine whether a leave of absence is for the purpose of the Loan a termination of employment, and (c) in the event of the death of a Participant while employed the Partnership, the General Partner or any Subsidiary, the personal representative of the Participant will be afforded a period of time (to be specified in the Note) in which to assume the obligations provided for in the Note, and upon such assumption the payment date of the Loan will not be accelerated by reason of the death of the Participant; or

              (v) failure of the Participant to observe or perform any other provision of the Note applicable to it.

       (d) Pledge of Units. The Units purchased upon exercise of the Option with respect to which the Loan is made shall be pledged by the Participant to the General Partner in order to secure the payment of the principal of and interest on the Loan including any taxes required to be withheld by the Partnership, the General Partner or any Subsidiary. The Participant shall be entitled to all distributions which may be paid on the Units pledged (except that distributions payable in Units of the Partnership shall be retained by the Partnership and pledged to secure the Loan) and to any voting rights with respect to such Units. The Partnership may place a legend on any Unit certificate to reflect any restrictions provided for in this Loan Program.

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       (e) Prepayment. The Loan may be prepaid in whole or in part by the
Participant at any time and pledged Units shall be released from pledge in approximate proportion to the amount of the Loan prepaid except to the extent that the retention of Units by the General Partner is necessary to maintain the required ratio of the value of the pledged Units to the unpaid amount of the Loan and the accrued interest thereon.

       (f) Default. In the event the Participant shall fail to pay any amount due under the terms of the Note, including any amount becoming due and payable by acceleration of its payment date, the General Partner upon giving notice to the Participant may sell the pledged Units (or other pledged collateral) and shall be entitled to deduct from the proceeds thereof the sum of its costs and expenses of enforcing payment of the Note and liquidation of the collateral, the accrued and unpaid interest on the Note and the unpaid principal of the Note before remitting the balance to the Participant. In the event the liquidation of the pledged collateral shall not provide funds sufficient to pay the costs and expenses of enforcing payment of the Note and the accrued and unpaid interest on and the entire unpaid principal of the Note, the Participant shall be liable to the General Partner for the amount of such deficiency.

6. Miscellaneous.

       (a) Governmental Regulations. The obligation of the General Partner to make Loans to certain Eligible Participants, and each Loan made to an Eligible Participant, shall be subject to all applicable laws, rules and regulations and to any required approvals by governmental agencies.

       (b) No Employment Rights. Neither this Loan Program nor any action taken hereunder shall be construed as conferring on any Employee any right to continue in the employ of the Partnership, the General Partner or any Subsidiary or affect in any way the right of the Partnership, the General Partner or any Subsidiary to terminate the employment of any Employee at any time.

       (c) Nontransferability. A Participant's rights and interests under the Loan Program may not be assigned, pledged or transferred except that in the event of the death of a Participant, while an employee, the Participant's personal representative may assume and succeed to the rights and obligations of the Participant under any Loan outstanding.

       (d) Applicable Law. The Loan Program and all other governing documents, agreements and instruments and all actions taken hereunder shall be governed by the laws of the Commonwealth of Pennsylvania.

7. Amendment and Termination.

       The Committee or the Board may at any time terminate the Loan Program. The Board or Committee may at any time, or from time to time, amend or suspend and, if suspended reinstate, the Loan Program in whole or in part. Notwithstanding the foregoing, the Loan Program shall continue in effect to the extent necessary to settle all matters relating to Loans made prior to any such termination or suspension.

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                           BUCKEYE MANAGEMENT COMPANY
                  UNIT OPTION LOAN PROGRAM AND PROMISSORY NOTES
                         SUMMARY OF TERMS AND PROCEDURE


Eligible Participants

       In general, specified officers or key employees of Buckeye Partners, L.P. (the "Partnership"), Buckeye Management Company, the Partnership's general partner (the "General Partner"), or any subsidiary of the Partnership or the General Partner ("Subsidiary") who are Optionees under the Partnership's Unit Option and Distribution Equivalent Plan.

Time of Participation and Options to Which Applicable

       A loan can be obtained at the time of exercise for certain specified Options.

Procedure to Obtain a Unit Option Loan and Amount of Loan

       Notify Secretary of the General Partner of intention to exercise a specified Option, as of a specified date, and request a loan for (1) a specified dollar amount or percentage (not in excess of 95%) of the Option exercise price (net of any Distribution Equivalents in respect of such Option) and (2) a specified dollar amount or percentage (up to 100%) of any taxes required to be withheld. The loan will be evidenced by a promissory note or notes ("Note" or "Notes") executed and delivered to the General Partner by the Optionee ("Borrower") and will be secured by the pledge to the General Partner of the Units being purchased. In the case of an officer subject to Section 16 of the Securities Exchange Act of 1934, as amended, the taxes required to be withheld will be determined, and any loan of the amount of such taxes will be made, as of the date of exercise of the Option or as of a subsequent date, if applicable.

Interest Rate

       Interest rate will be the 5-year Treasury Bond rate plus 200 basis points, as of the date of the loan.

Interest Payments

       Interest is compounded semiannually and is payable when all or any part of the principal of the Note is payable.

Required Collateral

       If the principal amount of the Note and its accrued and unpaid interest through the end of the preceding calendar quarter exceed 95% of the market value of the pledged Units of the Partnership, the General may require the Borrower to remedy the deficiency within 48 hours (not including hours of a day not a business day) by providing additional collateral of a kind acceptable to the General Partner or by paying part of the unpaid principal and accrued interest. If additional collateral (or a partial payment) is not timely provided, the General Partner may liquidate the Note by selling the pledged Units and applying the proceeds to pay the liquidation expenses, the accrued and unpaid interest on the Note, and the unpaid principal of the Note. Any excess of proceeds would be paid to the Borrower, and any deficiency in proceeds would be an obligation of the Borrower to the General Partner.


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Payment of Principal

       The principal amount of the Note is required to be paid:

       (1) Six (6) months to sixty (60) months after the date of the Note, as specified by the Participant at the time the Note is issued.

       (2) Upon the occurrence of an "Acceleration Event." The Acceleration Events are (i) failure to maintain the required ratio of collateral value to loan amount, (ii) bankruptcy or insolvency of the Borrower, or (iii) the expiration of thirty (30) days after termination of employment of the Borrower by the General Partner, the Partnership or any Subsidiary, unless a longer period is approved by the Plan Committee ("Committee"); provided, however, that
(A) a transfer of employment between or among the Partnership, the General Partner or any Subsidiary or between or among affiliates of the Partnership shall not constitute a termination of employment, (B) the Committee shall determine whether a leave of absence represents a termination of employment, and
(C) the Borrower's personal representative will be afforded a period of time to assume the obligations of the Note following the Borrower's termination of employment due to death.

       Death of the Borrower while employed will not be an Acceleration Event, if the Borrower's personal representative assumes the Note obligations within 60 days after the Borrower's death.

Optional Prepayment

       The Note can be prepaid in whole or in part at any time and a portion of the pledged Units will be released which is equivalent to the portion of the indebtedness being prepaid, unless the market value of the remaining pledged Units will not exceed 95% of the unpaid indebtedness. Optional prepayments must be in an amount sufficient to pay $1,000 of principal and the interest accrued thereon, unless the Notes are being prepaid in full or a deficiency in collateral is being remedied.

Reports and Notices

       Each Borrower will be furnished quarterly with a statement showing the accrued interest for the preceding calendar quarter, the outstanding balance of the Notes, the total accrued and unpaid interest as of such date, and the market price for the Partnership Units at which a request would be made on the Borrower to furnish additional collateral. Advance notice will also be given to each Borrower of the date of maturity of the Notes. If necessary, notice will be given of the need for additional collateral or of an Acceleration Event.

Supplements to Notes

       In the case of an officer or director subject to Section 16 of the Securities Exchange Act of 1934, the original Note executed by the Borrower may be supplemented six months after its issuance, or a second Note may be executed by the Borrower, to provide for financing of withholding taxes computed at such time and required to be withheld by the Partnership, the General Partner or any Subsidiary in connection with the exercise of an Option. In addition, the General Partner may require any Note to be supplemented, if necessary, to make the Note conform to any federal, state or local law, rule or regulation, including, if required, securing the Note by collateral having a greater value in relation to the unpaid principal amount of, and accrued interest on, the Note than previously required by the terms of the Note.

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Rights to Distributions

       All distributions on the pledged Units will be paid to the Borrower, except that distributions payable in additional Units will be added to each Borrower's pledged Units. Each Borrower will be entitled to vote the Borrower's pledged Units.

Amendment and Termination

       The Program is subject to amendment, suspension or termination by the General Partner at any time.

Governing Documents

       This Summary is not intended to be a complete description of the Unit Option Loan Program or the Notes. Reference is made to such documents for additional and more complete information. In the event of any conflict or discrepancy between this Summary and the terms of the Program or the Notes, the provisions of the Program or the Notes will govern.


Dated:  April 25, 1991 (Amended and restated as of February 1, 2002)



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